Exhibit 99.1
STONE ENERGY CORPORATION
Stone Energy to Present at Howard Weil Energy Conference
LAFAYETTE, LA. March 23, 2009
     Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the Company’s President and Chief Executive Officer, will be presenting at Howard Weil’s 37th Annual Energy Conference at the Sheraton Hotel in New Orleans at 11:10 a.m. central time on Wednesday, March 25, 2009. The presentation material will be available in the “Event” section of the Company’s website, www.stoneenergy.com, within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.